UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Effective August 10, 2012, Digital Realty Trust, L.P., our operating partnership, increased the aggregate commitments under the Global Senior Credit Agreement, dated as of November 3, 2011, among our operating partnership, Digital Realty Datafirm, LLC, Digital Realty Datafirm 2, LLC, Digital Luxembourg II S.à r.l, Digital Luxembourg III S.à r.l, Digital Realty (Paris 2) SCI and Digital Singapore Jurong East Pte. Ltd, as initial borrowers, Digital Stout Holding, LLC, Digital Deer Park 2, LLC, Digital Netherlands VIII B.V., Digital HK JV Holding Limited and Digital Realty (Blanchardstown) Limited, as additional borrowers, Digital Realty Trust, Inc. together with our operating partnership, as guarantors, Citibank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint book running managers, Credit Suisse AG, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JP Morgan Chase Bank, N.A., Morgan Stanley Bank, N.A., Royal Bank of Canada and the Royal Bank of Scotland Plc, as co-documentation agents, and Barclays Bank Plc, Compass Bank, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, The Bank of Nova Scotia and HSBC Bank USA, N.A., as senior managing agents, which we refer to as the global revolving credit facility, from $1.5 billion to $1.8 billion, pursuant to its exercise of the accordion feature under the global revolving credit facility. The global revolving credit facility continues to operate pursuant to its existing terms and conditions.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are sales agents under Digital Realty Trust, Inc.’s equity distribution agreements, pursuant to which it can issue and sell shares of its common stock having an aggregate offering price of up to $400.0 million from time to time through them. Citibank, N.A. is the administrative agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A. are syndication agents, Merrill Lynch, Pierce Fenner & Smith Incorporated, Citigroup Global Markets Inc. and an affiliate of JP Morgan Chase Bank, N.A. are joint lead arrangers and joint book running managers, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, Suntrust Bank, Lloyds TSB Bank PLC, U.S. Bank National Association, a national banking association and Wells Fargo Bank, National Association are co-documentation agents and JPMorgan Chase Bank, N.A., Bank of America, N.A., Mizuho Corporate Bank, Ltd., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, LTD., Morgan Stanley Bank, N.A., Mega International Commercial Bank Co., Ltd. Los Angeles Branch, Suntrust Bank, U.S. Bank National Association, a national banking association, Wells Fargo Bank, National Association, Lloyds TSB Bank PLC, Royal Bank of Canada, Chang Hwa Commercial Bank, Ltd., New York Branch and affiliates of Citibank, N.A., Credit Suisse, A.G, Compass Bank, Deutsche Bank Securities Inc., and Sumitomo Mitsui Banking Corporation are lenders under our term loan facility. An affiliate of Deutsche Bank Securities Inc. is a trustee for our operating partnership’s 4.50% Notes due 2015 and 5.250% Notes due 2021. Wells Fargo Bank, National Association is a trustee for our operating partnership’s 5.50% exchangeable debentures due 2029. In addition, as of June 30, 2012, Credit Suisse, Allied Irish Banks, p.l.c, affiliates of Morgan Stanley Bank, N.A, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, HSBC Bank, USA, N.A., and Royal Bank of Scotland are tenants of ours.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 16, 2012

Digital Realty Trust, Inc.

By:	/S/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/S/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary